As filed with the Securities and Exchange Commission on December 31, 2013

Registration No. 333-180927

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SCIENTIFIC LEARNING CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-3234458
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 Frank H. Ogawa Plaza, Suite 600

Oakland, California 94612

(510) 444-3500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Christopher J. Brookhart, Esq.

Senior Vice President and General Counsel

Scientific Learning Corporation

300 Frank H. Ogawa Plaza, Suite 600

Oakland, California 94612

(510) 444-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven V. Bernard, Esq.

Michael Occhiolini, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If the Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(do not check if smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-180927) previously filed by Scientific Learning Corporation, a Delaware corporation (the “Registrant”), on April 25, 2012 (the “Registration Statement”). The Registration Statement registered 6,682,272 shares of common stock, par value $0.001 per share, for sale by the Registrant or resale by any selling stockholders.

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement to deregister all shares of common stock registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on the 31st day of December, 2013.

Scientific Learning Corporation

By:	/s/ Robert C. Bowen
Robert C. Bowen
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been duly signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert C. Bowen Robert C. Bowen	Chief Executive Officer and Director (Principal Executive Officer)	December 31, 2013

/s/ Jane A. Freeman Jane A. Freeman	Chief Financial Officer (Principal Financial and Accounting Officer)	December 31, 2013

/s/ Edward Vermont Blanchard, Jr. Edward Vermont Blanchard, Jr.	Director	December 31, 2013

/s/ Rodman W. Moorhead III Rodman W. Moorhead III	Director	December 31, 2013

/s/ Michael A. Moses Michael A. Moses	Director	December 31, 2013

/s/ Dr. Paula A. Tallal Dr. Paula A. Tallal	Director	December 31, 2013

/s/ Jeffrey D. Thomas Jeffrey D. Thomas	Director	December 31, 2013